                                                                    Exhibit 99.1

CONVERGYS CORPORATION REPORTS
RECORD NET INCOME AND EPS IN SECOND QUARTER


IN THE SECOND QUARTER:

-    Revenues increased 8 percent to $571.2 million

-    Operating income increased 15 percent to $89.2 million

- Net income increased 17 percent to a record $53.6 million and diluted earnings per share increased 19 percent to a record $0.31

-    Cash earnings per share of $0.35

-    Geneva Technology Ltd. acquisition successfully completed

(Cincinnati, Ohio, July 25, 2001) - - Convergys Corporation (NYSE: CVG), the global leader in integrated billing and customer care, announced today its financial results for the second quarter ended June 30, 2001.

During the second quarter 2001, total revenues increased 8 percent to $571.2 million compared to $530.9 million reported in the second quarter of 2000. Operating income, excluding special items, increased 15 percent to $89.2 million from $77.8 million. Operating margin increased to 15.6 percent from 14.7 percent, excluding special items. The company's cellular partnership investment contributed earnings of $2.8 million or about $0.01 per diluted share, down from $5.4 million or about $0.02 per diluted share in the second quarter of 2000. Net income increased to a record $53.6 million from $45.9 million, and earnings per share (diluted) increased 19 percent to a record $0.31 per share from $0.26 per share last year, excluding special items. Cash earnings per share excluding goodwill amortization and special items increased 13 percent to $0.35 from $0.31 in the second quarter of 2000.

During the second quarter of 2001, Convergys completed its acquisition of Geneva Technology Ltd., in a pooling-of-interests transaction. All prior year amounts have been restated to include Geneva Technology's operations. Results for the second quarter include one-time, pre-tax costs associated with the Geneva Technology acquisition totaling $31.8 million which consists of transaction costs of $20.6 million and post acquisition, integration costs of $11.2 million. The after-tax impact of these costs was $26.3 million or $0.15 per share. Including these one-time charges, operating income was $57.4 million, net income was $27.3 million, and earnings per share (diluted) were $0.16.

Commenting on the company's financial performance, Jim Orr, chairman, president, and CEO of Convergys said, "We are pleased to have reported such solid earnings in what has been a clearly difficult economic environment. While the Information Management Segment continued its strong performance in the second quarter, as expected, the Customer Management Segment experienced continued revenue softness reflecting general economic weakness. Nonetheless, our results in the quarter showed record net income and earnings per share."

SECOND QUARTER 2001 HIGHLIGHTS
------------------------------
During the second quarter of 2001, Convergys:

- Signed an agreement with AT&T Wireless to support its deployment of Third Generation (3G) wireless service, a positive vote of confidence for our GSM, GPRS, and 3G capability. Convergys will provide billing software and services using its Atlys [R] billing and customer care solution

- Closed a two-year contract with AT&T Wireless to provide integrated contact center services in support of its fixed wireless digital broadband technology, marketed as AT&T Digital Broadband

-    Successfully completed its acquisition of Geneva Technology Ltd.

- Signed a new five-year contract with NetZero for end-to-end bill processing and Web-based customer management services using Catalys [TM]

- Continued its European expansion with four new client contract wins utilizing the Geneva solution:
        -    Netsize, a French two-way messaging company
        -    Genie, BritishTelecom's mobile telephone unit
        -    Broadnet, a Belgian wireless broadband provider
        -    Xfera, a Spanish UMTS mobile phone operator

- Announced an industry first - the availability of convergent network-based prepaid and postpaid billing within Atlys, the company's wireless billing and customer care solution

- Introduced Catalys Release 7.0, Convergys' global IP billing and customer care solution. Key functionality of the new release includes an advanced collections capability, which facilitates customer payments and helps manage overdue accounts and bad debt.

- Was named to the BusinessWeek's Info Tech 100, the magazine's annual listing of the best technology companies in the United States, and the only company of its type to be named to the Info Tech 100.

- Received the Billing Excellence Award for Best Wireless Billing Platform for Atlys at Telestrategies' Billing World 2001 Conference & Exhibition in June.

Mr. Orr continued, "Clearly, the second quarter was very productive from a business development standpoint. We completed the Geneva acquisition, expanded relationships with our largest billing clients, released a new version of our Catalys solution, and secured several important international client wins. We have wasted no time building on this momentum, announcing early in the third quarter a major contract with Orange France, the first Atlys contract in Europe, a contract renewal with FedEx, a long time and valued customer management client, and a significant business alliance with Siebel Systems."

For the first half of 2001, revenues increased 11 percent over the same period last year to $1.16 billion. Operating income increased 19 percent to $179.7 million and net income increased 18 percent to $105.7 million, excluding special items. The company's cellular partnership contributed earnings of $4.6 million, down from $11.3 million in the first half of 2000. Diluted earnings per share, excluding special items, increased 15 percent to $0.60.

JULY 2001 HIGHLIGHTS
--------------------

- Announced our first major European wireless billing contract licensing the Atlys solution to Orange France (formerly known as France Telecom Mobile), part of the Orange / France Telecom Group (NYSE: FTE). Convergys will also manage implementation and integration of the Atlys solution. In addition, the contract contains a significant international provision - a framework agreement establishing a special relationship between Convergys and France Telecom that would allow the Orange Group to use Atlys in its numerous global affiliates. Orange France, France's leading mobile operator, will use Atlys to launch its UMTS service, and will migrate its more than 15 million existing subscribers to the Atlys solution within three years.

     Importantly, this is the fourth Atlys win since the introduction of the product and the second that supports a major carrier with its 3G deployment. AT&T Wireless Services and Orange France have now selected Atlys to help them deliver the next-generation of wireless services.

- Released Atlys 7.0, which provides extensive additional functionality and flexibility. For example, it incorporates clearly defined, open APIs that adhere to the CORBA standard and enable data exchange via XML (extensible markup language).

- Announced a three-year contract renewal to provide technical support services for FedEx Corporate Services, Inc. Convergys will provide direct customer support for FedEx platform PCs, software, and printers through the FedEx Customer Technical Support organization.

- Announced a strategic alliance with Siebel Systems to create a unified solution for customer care and billing.

- Announced an eight-year employee services contract with Sodexho, one of the leading food and facility management service companies in North America, to provide Sodexho employees with full health and welfare administration services.

- Named the 2001 Ohio Exporter of the Year. This honor is presented by the Governor and the Department of Development to honor an Ohio company that has distinguished itself in the international marketplace, especially in Latin America and Europe.


OPERATING PERFORMANCE
---------------------

INFORMATION MANAGEMENT GROUP (IMG INCLUDING GENEVA TECHNOLOGY)
Excluding intercompany sales, second quarter 2001 IMG revenues increased 19 percent to $229.4 million, from $193.2 million in the same period last year. Data processing revenues increased 12 percent to $129.9 million from $116.3 million, reflecting subscriber growth at our key wireless clients. Professional and consulting revenues increased 50 percent to $51.1 million from $34.1 million, reflecting an increase in enhancement projects for two large wireless clients. License and other revenues increased 33 percent to $16.4 million from $12.3 million due to growth in revenues from cable and broadband clients. International revenues, which include Geneva Technology, increased 5 percent to $32.0 million, reflecting increased revenues from Geneva Technology, partially offset by the completion of the implementation of Atlys for Telesp Celular.

Operating income for IMG increased 21 percent to $46.6 million from $38.4 million. This increase reflects earnings associated with revenues which more than offset increased investments in sales and marketing and research and development. Operating margin for IMG in the second quarter was 20.3 percent, up slightly from 19.9 percent in the second quarter last year.

CUSTOMER MANAGEMENT GROUP (CMG)
CMG revenues were $341.8 million, a 1-percent increase compared to $337.7 million in the second quarter of 2000, reflecting a weak economy leading to service level reductions and volume cutbacks by several clients.

Operating income for CMG increased 6 percent to $43.8 million from $41.3 million in last year's second quarter. CMG reported a 12.8 percent operating margin in the second quarter of 2001, up from the 12.2 percent reported in the comparable year-ago period. This marked the twelfth consecutive quarter of margin improvement since we reported a 6.3 percent margin in the second quarter of 1998 following the American Transtech acquisition.

BUSINESS OUTLOOK
----------------

The following forward looking-statements reflect Convergys Corporation's expectations as of July 25, 2001. Given the various risk factors discussed below, actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

     FISCAL 2001 EXPECTATIONS

     - IMG revenues continue to show strong growth and, excluding Geneva Technology, should be at or above 14 percent and CMG revenue is expected to be flat when compared to last year.

     - Both CMG and IMG operating margins are expected to increase slightly when compared to last year.

     -    2001 EPS should end the year in the $1.24 to $1.27 range.

In the third quarter, we intend to begin rationalizing our contact center network. Under this plan, we expect to take a third quarter charge of $35 - 45 million to reflect the reduction of less efficient, higher cost capacity. This will accelerate our migration to more efficient, technology-rich contact centers.

Mr. Orr concluded, "These expectations reflect the continuing economic slowdown which, in the short term, impacts CMG's revenue growth but should lead to accelerated growth when the economy rebounds. We have invested heavily in technology and have made sound strategic acquisitions and alliances that further strengthen our competitive posture. In times like this, truly outstanding companies remain focused on executing their strategy. We remain focused on high growth areas such as next generation wireless applications, cable and broadband, IP telephony, and geographic expansion particularly for the EMEA and Latin American markets, and we are convinced this strategy is correct."

ABOUT CONVERGYS
---------------
Convergys Corporation (NYSE: CVG), a member of the S&P 500 and the Forbes' Platinum 400, is the global leader in integrated billing and customer care services provided through outsourcing or licensing. We serve top companies in telecommunications, Internet, cable and broadband services, technology, financial services, and other industries in more than 30 countries.

We bring together world-class resources, software, and expertise to help create valuable relationships between our clients and their customers. This commitment is validated by the more than 1.3 million individual bills our software produces each day to support more than 100 million subscribers, and by the more than 1.2 million separate customer contacts we manage each day, both live and via electronic interaction.

Convergys (TM) employs over 45,000 people in 50 customer contact centers and in our data centers and other offices in the United States, Canada, Latin America, Israel, and Europe. On the net at www.convergys.com, Convergys' world headquarters is located in Cincinnati, Ohio, USA.

(Convergys, the Convergys logo, and Catalys are trademarks and Atlys is a registered trademark of Convergys Corporation.)

CONFERENCE CALL NOTE:
---------------------
Convergys will host an hour-long conference call on Wednesday, July 25 at 10:00 A.M., Eastern Time, to discuss the company's second quarter results. It will feature Jim Orr, chairman, president, & CEO, and Steve Rolls, CFO. This call will be carried live (with scheduled repeats) on the Internet on www.streetfusion.com

"SAFE HARBOR" NOTE:
-------------------
Information included in this news release contains forward-looking statements that involve potential risks for Convergys Corporation. The future results of Convergys could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, the loss of a significant client, difficulties in completing or integrating acquisitions, and other factors disclosed in the Form 10-K for the year ended December 31, 2000, filed with the SEC by Convergys Corporation. The company intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

INVESTOR CONTACTS:
------------------
Steve Rolls, Chief Financial Officer, (513) 723-3440 or (888) 284-9900 Ron Harris, Vice President of Investor Relations, (513) 723-2449 or
(888) 284-9900

MEDIA CONTACTS:
---------------
John Pratt, Corporate Public Relations, (513) 723-3333 or (888) 284-9900 Heather Anthony or Kathryn Corbett, Edelman PR, Financial, (212) 704-4536,8292

                            (Financial Tables Follow)

CONVERGYS CORPORATION

          Revenues, Net Income and Earnings Per Common Share
               In Millions Except Per Share Amounts
                                   (Unaudited)

                                                                Second Quarter
                                                                                 Change
                                                2001           2000       Amount      %
                                               ------         ------      ------     ---
Revenues:
- Information Mgmt. Grp                        $232.3         $197.4      $ 34.9      18
- Customer Mgmt. Group                          341.8          337.7         4.1       1
- Eliminations                                   (2.9)          (4.2)        1.3     (31)
                                               ------         ------      ------     ---
--Total                                        $571.2         $530.9      $ 40.3       8

Operating Income:
- Information Mgmt. Grp                        $ 46.6         $ 38.4      $  8.2      21
- Customer Mgmt. Group                           43.8           41.3         2.5       6
- Corporate & Other                             (33.0)(a)       (1.9)      (31.1)    --
                                               ------         ------      ------     ---
--Total                                        $ 57.4(a)      $ 77.8      $(20.4)    (26)

Net Income                                     $ 27.3(a)      $ 45.9      $(18.6)    (41)

Earnings Per Common Share
- Basic                                        $ 0.16(a)      $ 0.27      $(0.11)    (41)
- Diluted                                      $ 0.16(a)      $ 0.26      $(0.10)    (38)

Weighted Average Common Shares Outstanding
- Basic                                         169.8          167.1         2.7
- Diluted                                       175.5          173.9         1.6

(a) Includes one-time transaction and integration costs related to the Geneva acquisition totalling $31.8 ($26.3 after tax) or $0.15 per diluted share.

                                                                      Six Months
                                                                                      Change
                                                  2001              2000         Amount       %
                                               ---------         ---------      ---------    ---
Revenues:
- Information Mgmt. Grp                        $   454.9         $   381.8      $    73.1     19
- Customer Mgmt. Group                             714.0             677.7           36.3      5
- Eliminations                                      (6.2)            (10.4)           4.2    (40)
                                               ---------         ---------      ---------    ---
--Total                                        $ 1,162.7         $ 1,049.1      $   113.6     11

Operating Income:
- Information Mgmt. Grp                        $    91.3         $    73.1      $    18.2     25
- Customer Mgmt. Group                              91.2              82.0            9.2     11
- Corporate & Other                                (34.6)(a)          (3.8)         (30.8)   --
                                               ---------         ---------      ---------    ---
--Total                                        $   147.9(a)      $   151.3      $    (3.4)    (2)

Net Income                                     $    79.4(a)      $    89.4      $   (10.0)   (11)

Earnings Per Common Share
- Basic                                        $    0.47(a)      $    0.54      $   (0.07)   (13)
- Diluted                                      $    0.45(a)      $    0.52      $   (0.07)   (13)

Weighted Average Common Shares Outstanding
- Basic                                            169.6             167.1            2.5
- Diluted                                          175.5             173.5            2.0

(a) Includes one-time transaction and integration costs related to the Geneva acquisition totalling $31.8 ($26.3 after tax) or $0.15 per diluted share.

                             Convergys Corporation
                       Consolidated Statements of Income
                      In Millions Except Per Share Amounts
                                  (Unaudited)

                              For the Three Months      For the Six Months
                              Ended Jun. 30,     %      Ended Jun. 30,       %
                              2001     2000     Chg.    2001       2000     Chg.
                             -----    ------     --    -------    -------    --
Revenues:
 Information Mgmt. Grp.
  Data Processing           $129.9    $116.3     12   $  256.3   $  229.2    12
  Prof. & Consulting          51.1      34.1     50       92.3       68.0    36
  License & Other             16.4      12.3     33       31.6       26.2    21
  International               32.0      30.5      5       68.5       48.0    43
                             -----    ------     --    -------    -------    --
   External Revenues         229.4     193.2     19      448.7      371.4    21
  Interco. Svcs. for CMG       2.9       4.2    (31)       6.2       10.4   (40)
                             -----    ------     --    -------    -------    --
   Total IMG Revenues        232.3     197.4     18      454.9      381.8    19

 Customer Management Grp.
  Communications             215.2     231.3     (7)     442.0      454.3    (3)
  Technology                  57.1      40.7     40      122.5       83.0    48
  Financial Services          18.7      22.0    (15)      40.1       47.3   (15)
  Other                       50.8      43.7     16      109.4       93.1    18
                             -----    ------     --    -------    -------    --
   Total CMG Revenues        341.8     337.7      1      714.0      677.7     5

 Eliminations & Other         (2.9)     (4.2)   (31)      (6.2)     (10.4)  (40)
                             -----    ------     --    -------    -------    --
 Total Revenues              571.2     530.9      8    1,162.7    1,049.1    11

Costs & Expenses:
 Cost of Providing
  Services & Products Sold   311.5     301.2      3      634.7      595.8     7
 Selling, General & Admin.    97.8      88.0     11      204.3      175.7    16
 Research & Development       28.5      24.1     18       54.6       48.4    13
 Depreciation                 31.0      27.2     14       63.0       52.5    20
 Amortization                 13.2      12.6      5       26.4       25.1     5
 Acquistion & Integration
  Costs                       31.8         -      -       31.8          -     -
 Year 2000 Programming           -         -      -          -        0.3     -
                             -----    ------     --    -------    -------    --
 Total Costs and Expenses    513.8     453.1     13    1,014.8      897.8    13


Operating Income                57.4        77.8       (26)        147.9         151.3       (2)

Equity in Earnings of
 Cellular Partnership            2.8         5.4       (48)          4.6          11.3      (59)
Other Income/(Exp.), Net         0.6         0.2         -           0.7           0.2        -
Interest Expense                (5.3)       (8.8)      (40)        (12.5)        (16.9)     (26)
                               -----      ------        --       -------       -------       --
Income Before Inc. Taxes        55.5        74.6       (26)        140.7         145.9       (4)
Income Taxes                    28.2        28.7        (2)         61.3          56.5        8
                               -----      ------        --       -------       -------       --
Net Income                    $ 27.3      $ 45.9       (41)      $  79.4       $  89.4      (11)
                               =====      ======        ==       =======       =======       ==

Earnings Per Common Share
-Basic                        $ 0.16      $ 0.27       (41)      $  0.47       $  0.54      (13)
-Diluted                      $ 0.16      $ 0.26       (38)      $  0.45       $  0.52      (13)

Weighted Average Common
 Shares Outstanding
 (millions)
-Basic                         169.8       167.1                   169.6         167.1
-Diluted                       175.5       173.9                   175.5         173.5

Other Data
 Operating Margin (a)           15.6%       14.7 %                 15.5%          14.4%

Market Price Per Share
 High                       $ 44.350    $ 51.922               $ 50.250       $ 51.922
 Low                        $ 27.800    $ 30.500               $ 27.800       $ 26.625
 Close                      $ 30.250    $ 51.875               $ 30.250       $ 51.875


(a) Excludes the one-time acquistion and integration costs from the Geneva acquisition during the second quarter of 2001.

                              Convergys Corporation
                           Consolidated Balance Sheets
                                   In Millions
                                   (Unaudited)


                                          Jun. 30,        Dec. 31,
                                            2001           2000

Assets

Cash and Cash Equivalents               $    30.5       $    49.3
Receivables - Net                           332.6           395.7
Other Current Assets                         78.9            71.2
Property & Equipment - Net                  368.8           397.6
Other Assets                                899.4           890.3
                                        ---------       ---------
   Total Assets                         $ 1,710.2       $ 1,804.1


Liabilities and Shareowners' Equity

Debt Maturing in One Year               $     1.2       $     0.6
Other Current Liabilities                   294.0           370.8
Other Liabilities                            17.9            17.3
Long-Term Debt                              169.8           291.4
Common Shareowners' Equity                1,227.3         1,124.0
                                        ---------       ---------
   Total Liabilities
   & Shareowners' Equity                $ 1,710.2       $ 1,804.1

                              Convergys Corporation
                          Information Management Group
                             Operating Segment Data
                                   In Millions
                                   (Unaudited)


                               For the Three Months           For the Six Months
                               Ended Jun. 30,        %        Ended Jun. 30,       %
                               2001       2000      Chg.      2001       2000     Chg.
                              -----      ------      --       -----      -----     --
Revenues:
  Data Processing            $129.9      $116.3      12      $256.3     $229.2     12
  Prof. & Consulting           51.1        34.1      50        92.3       68.0     36
  License & Other              16.4        12.3      33        31.6       26.2     21
  International                32.0        30.5       5        68.5       48.0     43
                              -----      ------      --       -----      -----     --
   External Revenues          229.4       193.2      19       448.7      371.4     21
  Interco. Svcs. for CMG        2.9         4.2     (31)        6.2       10.4    (40)
                              -----      ------      --       -----      -----     --
   Total IMG Revenues         232.3       197.4      18       454.9      381.8     19

Costs & Expenses:
 Cost of Providing
  Services & Products Sold    112.8       100.0      13       220.0      194.4     13
 Selling, General & Admin.     33.9        24.1      41        67.6       45.1     50
 Research & Development        25.0        20.4      23        48.0       40.4     19
 Depreciation                   9.5         9.8      (3)       19.0       19.2     (1)
 Amortization                   4.5         4.7      (4)        9.0        9.3     (3)
 Year 2000 Programming            -           -       -           -        0.3      -
                             ------      ------      --      ------      -----     --
 Total Costs and Expenses     185.7       159.0      17       363.6      308.7     18
                             ------      ------      --      ------      -----     --

Operating Income             $ 46.6      $ 38.4      21      $ 91.3     $ 73.1     25
                             ======      ======              ======      =====

Note: The operating segment data for the Information Management Group (IMG) shown above reflects the detailed revenue and expense data for IMG that will be presented in the Convergys 10-Q for the quarterly period ended June 30, 2001.

                              Convergys Corporation
                            Customer Management Group
                             Operating Segment Data
                                   In Millions
                                   (Unaudited)

                             For the Three Months         For the Six Months
                             Ended Jun. 30,       %       Ended Jun. 30,       %
                             2001       2000     Chg.     2001       2000     Chg.
                            ------     ------     --     -------    -------    --
Revenues:
  Communications            $215.2     $231.3     (7)    $ 442.0    $ 454.3    (3)
  Technology                  57.1       40.7     40       122.5       83.0    48
  Financial Services          18.7       22.0    (15)       40.1       47.3   (15)
  Other                       50.8       43.7     16       109.4       93.1    18
                            ------     ------     --     -------    -------    --
   Total CMG Revenues        341.8      337.7      1       714.0      677.7     5

Costs & Expenses:
 Cost of Providing
  Services & Products Sold   201.6      205.4     (2)      420.9      411.8     2
 Selling, General & Admin.    64.2       63.0      2       137.2      128.1     7
 Research & Development        3.6        3.7     (3)        6.6        8.0   (18)
 Depreciation                 20.0       16.4     22        40.7       32.0    27
 Amortization                  8.6        7.9      9        17.4       15.8    10
                            ------     ------     --     -------    -------    --
 Total Costs and Expenses    298.0      296.4      1       622.8      595.7     5
                            ------     ------     --     -------    -------    --

Operating Income            $ 43.8     $ 41.3      6     $  91.2    $  82.0    11
                            ======     ======            =======    =======



Note: The operating segment data for the Customer Management Group (CMG) shown above reflects the detailed revenue and expense data for CMG that will be presented in the Convergys 10-Q for the quarterly period ended June 30, 2001.

                              Convergys Corporation
              Supplemental Pro Forma Schedule of Operating Results
                         Excluding Goodwill Amortization
                                   In Millions
                                   (Unaudited)


                                  Operating Income
                   -----------------------------------------

                     IMG        CMG    Corporate       Total
                   ------     ------     ------       ------
2001

  First Quarter     $47.8      $53.7     ($1.6)        $99.9

  Second Quarter    $49.7      $49.7     ($1.2)(a)     $98.2(a)

2000

  First Quarter     $37.9      $46.5     ($1.9)        $82.5

  Second Quarter    $41.7      $47.1     ($1.9)        $86.9

  Third Quarter     $42.7      $47.9     ($1.9)        $88.7

  Fourth Quarter    $47.5      $53.1     ($1.6)        $99.0
                   ------     ------     ------       ------

    Total 2000     $169.8     $194.6     ($7.3)       $357.1
                   ======     ======     ======       ======

                                        Diluted
                           Net          Earnings
                         Income        Per Share
2001                     ------        ---------

  First Quarter           $59.7           $0.34

  Second Quarter          $61.0(a)        $0.35(a)


2000

  First Quarter           $50.5          $0.29

  Second Quarter          $53.1          $0.31

  Third Quarter           $54.8          $0.31

  Fourth Quarter          $59.8          $0.34
                         ------          -----
Total 2000               $218.2          $1.25
                         ======          =====

(a) Excludes one-time transaction and integration costs related to the Geneva acquisition totalling $31.8 ($26.3 after-tax) or $0.15 per diluted share.

Note: In June 2001, the Financial Accounting Standards Board (FASB) approved prospective changes to the accounting for acquisitions and goodwill resulting from acquisitions. Under this new accounting, beginning January 1, 2002, goodwill resulting from Convergys' acquisitions will no longer be amortized. The above pro forma schedule provides summary segment and consolidated results for Convergys for 2000 and the first half of 2001 assuming the new accounting had been effective at the beginning of 2000.
##




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